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                                                                    EXHIBIT 23.1



              Consent of Independent Certified Public Accountants
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Vitafort International Corporation
Los Angeles, California


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2/A2 of our report dated March 30, 1998, relating to the audit of the consolidated financial statements of Vitafort International Corporation for the year ended December 31, 1997, which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                           BDO Seidman, LLP



Los Angeles, California
May 6, 1998